ERNST & YOUNG



Securities & Exchange Commission
450 Fifth Street, N.W.
WASHINGTON
DC 20549
United States of America

                                                                 31 January 2005




Dear Sirs

We have  read  Item  4.01 of Form  8-K  dated 31  January  2005,  of  California
Petroleum Transport Corporation and are in agreement with the statements contained in the three paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Yours faithfully


Ernst & Young